Exhibit 10.2

SUPPLEMENTAL RETIREMENT PLAN I

OF GENERAL MILLS, INC.

(Grandfathered)

March 2021

SUPPLEMENTAL RETIREMENT PLAN I

(GRANDFATHERED)

Effective as of June 1, 2018, this Plan was spun off from the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered). This Plan is its own legally separate plan, with its own plan document. However, no substantive changes are made to the terms of the Plan which are identical in all substantive ways to the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered). In this connection, and to ensure protection of the Plan’s status as grandfathered from the provisions of Code section 409A, the remaining portions of this Plan document consist of a copy of the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered).

Consistent with the above, the following specific provisions are made for clarification purposes:

1.      Name of Plan.  The name of the Plan is the “Supplemental Retirement Plan I of General Mills, Inc. (Grandfathered)”.

2.      Applicability. The Plan covers the nonqualified accrued benefits (earned or vested prior to January 1, 2005) credited to certain participants under the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered) who had experienced a Separation from Service on or before June 1, 2018.

3.      Non-Duplication of Benefits. Eligible individuals who accrued benefits that were earned or vested prior to January 1, 2005 and credited under the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered) shall be entitled to benefit payments exclusively from either this Plan or the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered), but in no case from both. If for any reason the intent of the previous sentence is frustrated, benefits under this Plan shall be offset by the value of any person’s benefit payments under the Supplemental Retirement Plan of General Mills, Inc. (Grandfathered).

SUPPLEMENTAL RETIREMENT PLAN

OF GENERAL MILLS, INC.

(As Grandfathered Effective January 1, 2005)

                                                                                                                             October 2008

SUPPLEMENTAL RETIREMENT PLAN

OF GENERAL MILLS, INC.

(As Grandfathered Effective January 1, 2005)

Effective as of January 1, 2005, General Mills, Inc. hereby amends and restates the Supplemental Retirement Plan of General Mills, Inc. for the exclusive benefit of its eligible employees.  This is the plan document from which benefits earned and vested (within the meaning of Code section 409A and official guidance thereunder) before January 1, 2005 are paid.  Benefits earned, or which become vested, thereafter are not paid from this Plan.

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

ARTICLE I

INTRODUCTION

            Section 1.1      Name of Plan. The name of the Plan is the "Supplemental Retirement Plan of General Mills, Inc." It is also referred to as the "Plan."

            Section 1.2      Effective Date and Applicability. The effective date of the Plan is January 1, 1976. This restatement of the Plan, except as may otherwise be specifically provided herein, shall not apply to Participants who separated from active service prior to January 1, 2005; such Participants shall be governed exclusively by the Plan document in existence at the time of their separation.  Also, this Plan does not apply to any person who did not have a non-forfeitable right to benefits as of December 31, 2004.

            Section 1.3      Grandfather Status.  It is intended that this Plan not be subject to Code section 409A.  This amended and restated Plan is intended to preserve the terms of the Plan as they existed on October 3, 2004 without any “material modifications” within the meaning of Code section 409A and official guidance thereunder.

ARTICLE II

DEFINITIONS

            Section 2.1      Base Plan shall mean a defined benefit pension plan sponsored by the Company, which is qualified under the provisions of Code Section 401. With respect to any Participant in this Plan where, as of June 1, 1991, the sum of such individual's age and length of Company service equals or exceeds 65, Base Plan shall mean the provisions of such plan as were in effect on December 31, 1988, and benefits under this Plan shall be determined as if such provisions had continued in effect until the date of the Participant's termination or retirement from the Company. With respect to any Participant in this Plan where, as of June 1, 1991, the sum of such individual's age and Company service is less than 65, Base Plan shall mean the provisions of such Plan as are in effect on the date of such Participant's termination or retirement from the Company.

            Section 2.2      Board  shall mean the Board of Directors of General Mills, Inc.

            Section 2.3      Change in Control occurs:

(a)               upon the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

(b)               if individuals who, as of a given date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the

Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)               upon the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities, (ii) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors or the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)               upon approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            Section 2.4      Code  shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

            Section 2.5      Company  shall mean General Mills, Inc. and any of its subsidiaries or affiliated business entities as shall be authorized to participate in the Plan by the Board, or its delegate.

            Section 2.6      Compensation Committee shall mean the Compensation Committee of the Board.

            Section 2.7      Deferred Cash Award shall mean the cash amount deferred by an individual under any formal plan of deferred compensation sponsored by the Company. A Deferred Cash Award shall not include:

(a)               any base salary which was deferred during calendar year 1986;

(b)               any interest or investment increment applied to the amount of the cash award which is deferred; or

(c)               Any cash amount deferred by any person under any individual contract or arrangement with the Company or any of its subsidiaries or affiliated business entities.

            Section 2.8      ERISA  shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            Section 2.9      409A Plan shall mean the 2005 Supplemental Retirement Plan of General Mills, Inc. under which benefits either were earned or vested after December 31, 2004 (within the meaning of Code section 409A and official guidance thereunder).

            Section 2.10    Minor Amendment Committee shall mean the Minor Amendment Committee appointed by the Compensation Committee, and shall include said Committee’s delegates.

            Section 2.11    "Maximum Benefit" shall mean the maximum annual benefit payable in dollars permitted to be either accrued or paid to a participant of any Base Plan, as determined under all applicable provisions of the Code and ERISA, specifically taking into account the limitations of Code Sections 401(a)(17) and 415, and any applicable regulations thereunder. It is specifically intended that the Maximum Benefit, as defined herein, shall take into account changes in the dollar limits under Code sections

401 (a)(17) and 415, and benefits payable from this Plan and the Base Plan shall be adjusted accordingly. In addition, if a Base Plan limits the accrued benefits of any Participant by restricting the application of future changes in such dollar limits with respect to such Participant, benefits payable under this Plan shall nevertheless be determined on the full amount that would have been permissible absent such restrictions under the Base Plan.

            Section 2.12    Participant  shall mean an individual who is a participant in the Company's Executive Incentive Plan or who is eligible to defer compensation under a formal deferred compensation program maintained by the Company, and who is:

(a)               An active participant in one or more Base Plans on and after January 1, 1976 and whose accrued benefits, determined on the basis of the provisions of such Base Plans without regard to the Maximum Benefit, would exceed the Maximum Benefit;

(b)               An individual with a Deferred Cash Award, which, if included as compensation under any Base Plans in which such individual is a participant, would result in a greater accrued benefit under the provisions of such Base Plans;

(c)               An active participant of the General Mills, Inc. Executive Incentive Plan who is entitled to a vested Pension under a Base Plan and who is involuntarily terminated prior to attainment of age 55, if the sum of such individual's age and length of company service at the date of termination equals or exceeds 75; or

(d)               An individual who participates in the Retirement Income Plan of General Mills, Inc., where the sum of such individual's age and length of Company service as of June 1, 1991 equals or exceeds 65, and who would have been entitled to a greater benefit under the provisions of the RIP at the time of his or her retirement from the Company had he or she not been considered a "highly compensated employee" for any period on or after January 1, 1989.

            An eligible individual shall remain a Participant under this Plan until all amounts payable on his or her behalf from this Plan have been paid.

            Notwithstanding any other provision of this Section 2.12, no individual who was not a Participant on or before December 31, 2004, and no individual who did not have a non-forfeitable benefit under one or more Base Plans on December 31, 2004, shall become a Participant after such date.  Participants whose benefits under the Plan were not non-forfeitable as of December 31, 2004 shall have such benefits they are entitled to paid from the 409A Plan.

Section 2.13.   Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to them in the relevant Base Plan.

ARTICLE III

BENEFITS

            Section 3.1      Effect of Retirement. Upon the Normal, Early, Late or Disability Retirement of a Participant, as provided under a Base Plan, such Participant shall be entitled to a benefit equal to the amount determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the Participant's actual accrued benefit under such Base Plan or the Maximum Benefit.

            If the Participant received a partial prepayment as described in Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.2      Spouse's Pension. Upon the death of a Participant whose surviving spouse is eligible for a Spouse's Pension under a Base Plan, such surviving spouse shall be entitled to a benefit under this Plan, determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, and including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the actual Spouse's Pension payable under such Base Plan or the Maximum Benefit.

            If the Participant received a partial prepayment as described in Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.3      Effect of Termination Prior to Retirement Eligibility.  If a Participant terminates employment with the Company and is entitled to a Vested Deferred Pension under a Base Plan, such Participant shall be entitled to a benefit equal to the amount determined in accordance with the provisions of the Base Plan without regard to the limitations of the Maximum Benefit, including as compensation for purposes of such calculation any Deferred Cash Award (as if actually paid at the time of the award), reduced by the lesser of the Participant's actual accrued benefit under such Base Plan or the Maximum Benefit.

            If the Participant received a partial prepayment as described in Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.4      Benefits Prior to Separation from Service. Prior to a Participant's separation from service due to Retirement, termination or death, benefits shall accrue under this Plan, based on the Participant's actual accrued benefit under a Base Plan or Plans, the Maximum Benefit and Deferred Cash Awards, if any. A Participant's benefit under this Plan may increase or decrease, before or after Retirement or termination, as a result of changes in the formula under any Base Plan, the Maximum Benefit, or changes in the earnings used to calculate benefits under a Base Plan formula.

            Any benefit accrued under this Plan as a result of a Participant's Deferred Cash Award shall be payable only if, and to the extent that on the date of his or her termination of employment, both of the following conditions are satisfied:

            (a)        The Participant has a vested accrued benefit under the applicable Base Plan; and

            (b)        A Deferred Cash Award was made during a year which is used in the calculation of Final Average Earnings under this Plan on the date of termination.

            If the Participant received a partial prepayment as described in Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.5      Effect of Involuntarv Termination of EIP Participants Prior to Retirement Eligibility. In the event of the involuntary termination of an active Participant of the General Mills, Inc. Executive Incentive Plan, where the sum of such Participant's age and years of service with the Company equals or exceeds 75 at the date of termination, and who is entitled to a Vested Deferred Pension under a Base Plan, the provisions of this Section shall apply. Subject to the aggregate limits of Section 4.4, such Participant shall be entitled to receive benefits determined under this Section, in addition to any benefit provided under Section 3.3. Such additional benefits shall be in the form of a retirement supplement, calculated as the difference between an Early Retirement Pension under the provisions of such Base Plan and a Vested Deferred Pension under such Base Plan.  For purposes of clarification, no additional age or service credit is granted hereunder, and benefits may not commence prior to the time allowed under Section 3.8.

            If the Participant received a partial prepayment as described in Section 3.10, benefits payable under this Section shall be adjusted as provided in Section 3.11.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.6      Effect of Termination of the General Mills Pension Plan. In the event of the termination of the General Mills Pension Plan within five years after a Change in Control each Participant of said plan whose benefits would then exceed the Maximum Benefit as a result of the changes required under Section 11.4 of said plan shall be entitled to receive such excess benefits under this Plan.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.7      Form of Payment. Any benefit amount payable under the Plan to a married Participant shall be adjusted and paid in the form of a joint and 100% to survivor annuity. Any benefit amount payable under the Plan to an unmarried Participant shall be paid in the form of a single life annuity. Notwithstanding the above, a married Participant may request to have such benefit amounts adjusted and paid as a joint and 50% to survivor annuity or as a single life annuity. Further, any Participant may request, subject to the approval of the Minor Amendment Committee, that any benefit amount be paid in a single sum payment in cash, effective as of the first day monthly benefits would otherwise begin. Any request for an alternate form of benefit may be made at any time before payment commences under Section 3.8. The Minor Amendment Committee may approve or reject any such request in its sole discretion.

Any joint and survivor annuity shall be the actuarial equivalent of a single life annuity based on the following factors, determined using the ages of the Participant and spouse on the effective date of the payment:

            (a)        For benefits commencing after January 1, 1989, the formula for the joint and 100%  to survivor factor is:

            .868 + .005 (65 - X) + .005 (Y - X), where X is equal to the Participant's age and Y is equal to the age of the spouse.

            The formula for the joint and 50 % to survivor factor is:

            .928 + .003 (65 - X) + .003 (Y - X), where X is equal to the Participant's age and Y is equal to the age of the spouse.

            (b)        For benefits commencing on or before January 1, 1989, the formula for the joint and 100% to survivor factor is:

            .815 + .007 (63 - X) + .007 (Y - X), where X is equal to the Participant's age and Y is equal to the age of the spouse.

            The formula for the joint and 50% to survivor factor is:

            .898 + .004 (63 - X) + .004 (Y - X), where X is equal to the Participant's age and Y is equal to the age of the spouse.

Unless a Participant has elected otherwise, if the present value of the Participant’s benefit under this Plan is $10,000 or less at the time such benefit amount is scheduled to commence, the entire benefit amount shall be distributed in an immediate lump sum payment.  For the purpose of calculating any lump sum payment, or determining the present value under the immediately preceding sentence, the interest rate used shall be the immediate annuity interest rate determined by the Pension Benefit Guaranty Corporation as in effect on the first day of the year in which a distribution is to be made.

            Section 3.8      Time of Payment. Payments shall commence on the first day of the month coincident with or next following the date upon which a Participant (or surviving spouse) first becomes eligible to commence receiving benefits under the Base Plan or Plans, regardless of the time benefits actually commence under the Base Plan. Notwithstanding any other provisions of the  Plan to the contrary, the Minor Amendment Committee may, in its sole discretion, direct that payments be made before such payments are otherwise due, if, for any reason (including but not limited to, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving a Participant or Beneficiary), it believes that a Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the  Plan before they are to be paid. In making this determination, the Minor Amendment Committee shall take into account the hardship that would be imposed on the Participant or Beneficiary by the payment of federal income taxes under such circumstances.

            Section 3.9      Effect of Increases in the Maximum Benefit. In the event the dollar amount of the Maximum Benefit increases as a result of federal legislation, the benefits of any Participant payable under the  Plan, whether or not in pay status, shall be recalculated to take into account the higher Maximum Benefit payable from the applicable Base Plan. If payments have already commenced under the provisions of the applicable Base Plan and the Plan, benefit amounts under both Plans shall be adjusted to reflect the higher Maximum Benefit, by increasing the amount paid under the Base Plan and decreasing the amount paid under the Plan, as soon as administratively possible after such a change. Notwithstanding the above, if a Base Plan is terminated, no adjustments shall be made to benefits payable under the Plan with respect to changes in the Maximum Benefit after the date of termination of the Base Plan.

            Section 3.10    Partial Prepayment. Notwithstanding any other provisions of this  Plan, partial prepayment of benefits may be made from time to time, pursuant to amendments to this Section. Prepayments so authorized are described as follows:

            (a)

(1)               The first prepayment was authorized to be made in January, 1988 to those active Participants who, on December 31, 1987, had earned vested accrued benefits under one or more Base Plans equal to the Maximum Benefit then in effect, payable at December 31, 1987, or age 55, if later.

(2)               The second prepayment was authorized to be made on or after October, 1988 and before December 31, 1988, to those active Participants who had earned vested accrued benefits under one or more Base Plans, when projected to December 31, 1988, equal to the Maximum Benefit then in effect, payable at December 31, 1988, or age 55, if later.

(3)               The third prepayment was authorized to be made in December, 1989, to those active Participants who, if the Base Plans had continued in effect through December 31, 1989 as in effect on December 31, 1988, would have earned vested accrued benefits under such Base Plans equal to the Maximum Benefit then in effect, payable at January 1, 1990, or at age 55 if later.

(4)               The fourth prepayment was authorized to be made in October, 1990, to those active Participants who, if the Base Plans had continued in effect through December 31, 1990, as in effect on December 31, 1988, would have earned vested accrued benefits under such Base Plans equal to the Maximum Benefit then in effect, payable at January 1, 1991, or at age 55 if later.

(5)               The fifth prepayment was authorized to be made in December, 1991, to those active Participants who had earned vested accrued benefits under one or more Base Plans, when projected to December 31, 1991, equal to the Maximum Benefit then in effect, payable at December 31, 1991, or age 55, if later, but only to the extent that, when estimated benefits payable at each Participant's normal retirement age were projected, the Participant's additional benefits payable from this Plan at such normal retirement date were equal to or greater than zero.

(6)               The sixth prepayment was authorized to be made in December, 1992, to those active Participants who had earned vested accrued benefits under one or more Base Plans, when projected to December 31, 1992, equal to the Maximum Benefit then in effect, payable at December 31, 1992, but only to the extent that, when estimated benefits payable at each Participant's normal retirement age (or announced early retirement age, if earlier) were projected, the Participant's additional benefits payable from this Plan at such retirement date were equal to or greater than zero.

(b)        For such Participants identified in (a) above who were eligible for a

Normal or Early Retirement under the applicable Base Plan as of the stated dates, a monthly benefit payable under this Plan was calculated as if (i) retirement actually occurred on the stated date, and (ii) the benefits payable under the applicable Base Plans were paid under the normal form of payment provided in such Base Plans. The resulting benefit payable under the provisions of this Plan shall be calculated as if payable in the form of an annuity for the life of such Participant.

(c)               For such Participants who are participating in the Company's Executive Incentive Plan but are not eligible for a Normal or Early Retirement under the applicable Base Plans as of the stated date, a monthly benefit payable under this  Plan is calculated under the provisions of Section 3.5 as if (i) such a Participant's involuntary termination occurred as of the stated date, and (ii) the benefit payable under the applicable Base Plan is paid under the normal form of payment provided in such Base Plans. The resulting benefit payable under the provisions of this Plan shall be calculated as if payable in the form of an annuity payable for the life of such Participant.

(d)               The present value of the monthly benefits payable under this Plan as calculated above shall be based on the immediate annuity interest rates determined by the Pension Benefit Guaranty Corporation as in effect on the January 1 of the year of any such authorized prepayment.

(e)               In the event the Compensation Committee, or its delegate, believes that payment of the entire present value of any amounts calculated pursuant to this Section may result in an overpayment of amounts that would have been payable under this  Plan upon the actual retirement or separation from service of any of such Participants, without regard to the provisions of this Section, the Compensation Committee, or its delegate, shall reduce the amount of the single sum payment as the Compensation Committee, or its delegate, in its sole discretion, deems appropriate.

            Section 3.11    Adjustment for Prepayment. With respect to any Participant who received a prepayment of benefits under Section 3.10 above, the benefits due upon Retirement, separation or death under Sections 3.1, 3.2, 3.3, 3.4 or 3.5, or a subsequent prepayment of benefits due under Section 3.10, shall be adjusted to reflect the prepayment of benefits in the following manner:

(a)               The monthly benefit payable under the applicable section shall be calculated first without regard to prepayment, under a life only form of payment.

(b)               The offset for each prepayment shall be calculated based on a lump sum future value of the amount of the prepayment.  Such amount will be calculated using the time period from the stated date as of which the prepayment was calculated to the date of the Participant's retirement, separation, subsequent payment date, or death, and an annual interest rate equal to 66.2% of the immediate annuity interest rate used to calculate the lump sum value of such prepayment, on the after-tax value of the prepayment. The after-tax value of the prepayment shall be based on an effective annual tax rate of 33.8%.  This same rate shall be used to compute a before-tax value for offset purposes. The resulting lump sum future value is to be converted to a life annuity figure using the 1983 Group Annuity Mortality table for males.

(c)               The result in (b) above shall be subtracted from (a) above after both figures have been adjusted for the appropriate form of benefit selected by the Participant (or spouse, in the event of the Participant's death).  The result shall be the additional benefit remaining, if any, to be paid from this Plan.  In the event of multiple prepayments for such a Participant, the offset for each prepayment shall be calculated separately and applied to the benefit in (a) above in the order in which paid.  In the event the amount (or amounts in the event of multiple payments) determined in (b) above is equal to the amount determined in (a) above, no additional benefits shall be payable under this Plan.  If the amount (or amounts in the event of multiple payments) determined in (b) above is greater than the amount determined in (a) above, the Company shall be entitled to recover the amount of any excess prepayments from the Participant and may withhold and retain sums which would otherwise be payable to the Participant under any other nonqualified plan of the Company in satisfaction of the excess prepayment.

            Section 3.12    Participants Formerly on Leave to General Mills Restaurants. Inc. Participants in this Plan (i) who were active participants in the Retirement Income Plan of General Mills, Inc. ("RIP") on "leave of absence status" to General Mills Restaurants, Inc. and (ii) whose leaves were canceled effective as of May 31, 1991, may be entitled to additional benefits under this Plan as described below.  In addition to any benefits that such a Participant may be entitled to under the provisions of this Article III, this Plan shall also pay the difference, if any, between the total benefits the Participant is entitled to from the Base Plan in which he or she is participating at the time of termination and this Plan, and the total benefits the Participant would have been entitled to from the RIP and this Plan, had the Participant continued to participate in the RIP until the date of the Participant's termination of employment or Retirement.

            Benefits under this Section are limited as provided in Section 3.14.

            Section 3.13    Presidents of General Mills Restaurants. Inc. Participants in this Plan who were employed as Presidents of a General Mills Restaurants, Inc. division as of May 31, 1994, were not eligible for any benefit accrual under the terms of the Base Plan in which they participated for the period from January 1, 1989 through May 31, 1994. Benefits shall accrue under the terms of this Plan equal to the entire benefit which would have accrued to such individuals under the applicable Base Plan for this period. The form and timing of such payments shall be subject to all provisions of this Plan.

 Section 3.14  Preservation of Grandfathered Benefit.  Notwithstanding any other provision of the Plan to the contrary, benefits payable under this restatement of the Plan shall be limited to a Participant’s “Grandfathered Benefit”.  Each Participant’s Grandfathered Benefit shall equal the present value of the benefit to which the Participant would have been entitled if he or she voluntarily terminated services, without cause, with General Mills on December 31, 2004 and received a payment of said benefits on the earliest possible date allowed under the Plan, in the form of a single life annuity.  For purposes of calculating the Grandfathered Benefit the actual benefit commencement date will be taken into account, but without regard to the actual form of payment elected, any further services rendered after December 31, 2004, or any other event affecting the amount or entitlement to benefits.

For purposes of this Section 3.14, the present value of benefits is calculated using the interest rate and mortality table applicable under Code section 417(e) as of December 31, 2004 (i.e., 4.74% interest and the 94 GAR mortality table referenced in Revenue Ruling 2001-62).

ARTICLE IV

PLAN ADMINISTRATION

            Section 4.1      Administration. The Plan shall be administered by the Minor Amendment Committee, which has the authority to delegate its responsibilities hereunder.  The Minor Amendment Committee and authorized delegates shall have the discretionary authority to interpret and construe the terms of the Plan; determine the eligibility to participate in the Plan, the nature and amount of benefits, the rights of Participants in the Plan; and decide any disputes that may arise under the Plan.  Any such interpretation and/or determination shall be final and binding on all parties.  The Company will pay for all distributions made pursuant to the Plan and for all costs, charges and expenses relating to the administration of the Plan.

            Section 4.2      Delegated Duties. The Minor Amendment Committee shall have the authority to delegate the duties and responsibilities of administering the Plan, maintaining records, issuing such rules and regulations as it deems appropriate, and making the payments hereunder to such employees or agents of the Company as it deems proper.  All authority vested in the Minor Amendment Committee shall also be vested in the Committee’s delegates.

Section 4.3      Amendment and Termination. The Minor Amendment Committee may amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect any accrued benefit under the Plan to which a Participant, or the Participant's Beneficiary, is entitled under Article III prior to the date of such amendment or termination, and in which such Participant, or the Participant's Beneficiary, would have been vested if such benefit had been provided under the applicable Base Plan, unless the Participant, or the Participant's Beneficiary, becomes entitled to an amount equal to the cash value of such benefit under another plan, program or practice adopted by the Company. Notwithstanding the above, no amendment, modification, or termination which would affect benefits accrued under this Plan prior to such amendment, modification or termination may occur after a Change in Control without the written consent of a majority of the Participants determined as of the day before such Change in Control.  Moreover, it is intended that no amendment to the Plan shall result in a “material modification” to Grandfathered Amounts.

            Section 4.4      Payments. General Mills, Inc. will pay all benefits arising under this Plan and all costs, charges and expenses relating thereto. The benefits payable under this Plan to each Participant shall not be greater than what would have been paid in the aggregate under the Base Plan (i) in the absence of federal limitations on benefit amounts, (ii) if amounts deferred had been paid to the Participant when earned, and (iii) with respect to Section 3.5, the Participant had actually been eligible for Early Retirement under the Base Plan.

      Section 4.5      Claims for Benefits.

(a)        Filing a Claim.  A Participant or his authorized representative may file a claim for benefits under the Plan.  Any claim must be in writing and submitted to the Minor Amendment Committee at such address as may be specified from time to time.  The Minor Amendment Committee may delegate its responsibilities and discretionary authority to make initial claim determinations under the Plan.  Claimants will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to a claimant.

(b)        Denial of Claim. In the case of the denial of a claim respecting benefits paid or payable with respect to a Participant, a written notice will be furnished to the claimant within 90 days of the date on which the claim is received by the Minor Amendment Committee.  If special circumstances (such as for a hearing) require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.

(c)        Reasons for Denial.  A denial or partial denial of a claim will be dated and signed by the Minor Amendment Committee or its delegate and will clearly set forth:

(i)          the specific reason or reasons for the denial;

(ii)        specific reference to pertinent Plan provisions on which the denial is based;

(iii)        a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)       an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(d)       Review of Denial.  Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative will have the right to submit a written request to the Minor Amendment Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Minor Amendment Committee within 60 days of the receipt by the claimant of written notice of the denial of the claim.  A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing.  The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it.  If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant.  Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)        Decision Upon Review.  The Minor Amendment Committee will provide a prompt written decision on review.  If the claim is denied on review, the decision shall set forth:

(i)          the specific reason or reasons for the adverse determination;

(ii)        specific reference to pertinent Plan provisions on which the adverse determination is based;

(iii)        a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)      a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA section 502(a).

A decision will be rendered no more than 60 days after the Minor Amendment Committee’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Minor Amendment Committee determines that special circumstances (such as for a hearing) require such extension.  If an extension of time is required, written notice of the extension will be furnished to the claimant before the end of the initial 60-day period.

(f)        Finality of Determinations; Exhaustion of Remedies.  To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section. In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure. Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure.

(g)        Limitations Period.   Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than twelve (12) months following a final decision on the claim for benefits by the Minor Amendment Committee.  The twelve-month limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

Section 4.6      Non-Assignability of Benefits. Neither any benefit payable hereunder nor the right to receive any future benefit payable under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Compensation Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

            Section 4.7      Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the laws of the State applicable to the Base Plan covering  the Participant.

            Section 4.8      Supplemental Benefits Trust.  General Mills, Inc. has established a Supplemental Benefits Trust with Wells Fargo Bank Minneapolis, N.A.  as Trustee to hold assets of General Mills, Inc. under certain circumstances as a reserve for the discharge of the company’s obligations under the Plan and certain other plans of deferred compensation.  In the event of a Change in Control as defined in Section 2.3 hereof, General Mills, Inc. shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund all benefits payable under the Plan.  Any Participant of the Plan shall have the right to demand and secure specific performance of this provision.  General Mills, Inc. may fund the Trust in the event of the occurrence of a Potential Change in Control as determined by the Finance Committee of the Board.  All assets held in the Trust remain subject only to the claims of the general creditors of General Mills, Inc. whose claims against the company are not satisfied because of the Company’s bankruptcy or insolvency (as those terms are defined in the Trust Agreement).  No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the Participant and all rights created under the Trust, as under the Plan, are unsecured contractual claims of the Participant against General Mills, Inc.